BYLAWS

                                       OF

                               HAN LOGISTICS, INC.

                                    ARTICLE I

                                     OFFICES

                                   ----------

     The registered office of Han Logistics, Inc. (the "Corporation"),  shall be located in the State of Nevada.  The Corporation  may have its principal  office and such other offices either within or without the State of Nevada as the Board of Directors of the  Corporation  (the "Board") may designate or as the business of the Corporation may require.

     The registered  office of the Corporation in the Articles of  Incorporation (the "Articles") need not be identical with the principal office.

                                   ARTICLE II

                                  SHAREHOLDERS

                                  -------------

     Section 1. Annual Meeting.  The annual meeting of the shareholders shall be held each year on a date and at a time and place to be  determined by resolution of the Board,  for the purpose of electing  directors and for the transaction of such other business as may come before the meeting. If the election of directors shall  not be  held  on  the  day  designated  for  the  annual  meeting  of the shareholders,  or at any adjournment thereof, the Board shall cause the election to be held at a special meeting of the shareholders.

     Section 2. Special  Meetings.  Special meetings of the shareholders for any purpose,  unless  otherwise  provided  for  by  statute,  may be  called  by the president,  the Board or by the  president  at the request of the holders of not less than one-tenth of all the shares of the Corporation entitled to vote at the meeting.

     Section 3. Place of  Meeting.  The Board may  designate  any place,  either within or without the State of Nevada, as the place of meeting for any annual or special  meeting.  If no  designation is made, the place of meeting shall be the registered office of the Corporation in the State of Nevada.

     Section 4. Notice of Meeting.  Written notice,  stating the place,  day and hour of the meeting and, in case of a special  meeting,  the purpose or purposes for which the meeting is called,  shall be delivered as the laws of the State of Nevada shall provide.

     Section  5.  Fixing  of  Record  Date.   For  the  purpose  of  determining shareholders  entitled to notice of or to vote at any meeting of shareholders or any  adjournment  thereof,  or  shareholders  entitled to receive payment of any dividend,  or in order to make a  determination  of  shareholders  for any other proper purpose,  the Board may fix in advance a date (the "Record Date") for any such  determination of  shareholders,  which date shall be not more than 50 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no Record Date is fixed by the Board, the Record Date for any such  purpose  shall be ten days before the date of such meeting or action. The Record Date determined for the purpose of ascertaining the number of shareholders  entitled to notice of or to vote at a meeting may not be less than ten days prior to the meeting.  When a Record Date has been  determined  for the purpose of a meeting, the determination shall apply to any adjournment thereof.

     Section  6.  Quorum.  If less  than a quorum of the  outstanding  shares as provided for in the Articles are  represented at a meeting,  such meeting may be adjourned without further notice for a period which shall not exceed 60 days. At such adjourned meeting, at which a quorum shall be present,  any business may be transacted  which might have been  transacted  at the original  meeting.  Once a quorum is present at a duly  organized  meeting,  the  shareholders  present may continue to transact business until adjournment,  notwithstanding any departures of shareholders during the meeting which leave less than a quorum.

     Section 7. Voting of Shares.  Each outstanding share entitled to vote shall be  entitled to one vote upon each  matter  submitted  to a vote at a meeting of shareholders.

     Section 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy  executed  in  writing  by the  shareholder  or by his duly  authorized attorney-in-fact.   Such  proxy  shall  be  filed  with  the  Secretary  of  the Corporation before or at the time of the meeting.  No proxy shall be valid after 11 months  from the date of its  execution,  unless  otherwise  provided  in the proxy.  Proxies  shall  be in such  form as shall be  required  by the  Board of Directors and as set forth in the notice of meeting  and/or proxy or information statement concerning such meeting.

     Section 9. Voting of Shares by Certain Holders. Shares standing in the name of  another  corporation  may be voted by agent or proxy as the  bylaws  of such corporation may prescribe or, in the absence of such provision,  as the Board of Directors of such  corporation  may  determine as evidenced by a duly  certified copy of either the bylaws or corporate resolution.

     Neither  treasury  shares nor shares  held by another  corporation,  if the majority of the shares  entitled to vote for the  election of  directors of such other  corporation is held by the Corporation,  shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

     Shares held by an administrator,  executor,  guardian or conservator may be voted by such  fiduciary,  either in person or by proxy,  without a transfer  of such shares into the name of such  fiduciary.  Shares  standing in the name of a trustee  may be voted by such  trustee,  either in  person  or by proxy,  but no trustee shall be entitled to vote shares held by a trustee without a transfer of the shares into such trust.

     Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver, without the transfer  thereof into the name of such  receiver if authority so to do is contained in an  appropriate  order of the court by which the receiver was appointed.

     A  shareholder  whose  shares are  pledged  shall be  entitled to vote such shares until the shares have been  transferred  on the books of the  Corporation into the name of the pledgee,  and  thereafter  the pledgee shall be entitled to vote the shares so transferred.

     Section 10. Action by Consent of all  Shareholders.  Any action required to be taken,  or which may be taken at a meeting of the  shareholders  may be taken without a meeting,  if a consent in writing,  setting forth the action so taken, shall be signed by all of the shareholders  entitled to vote with respect to the subject matter thereof. Such written consent or consents shall be filed with the minutes of the  Corporation.  Such action by written  consent of all entitled to vote  shall  have  the  same  force  and  effect  as a  unanimous  vote  of such shareholders.

     Section  11.  Inspectors.  The Board  may,  in  advance  of any  meeting of shareholders,  appoint  one or more  inspectors  to act at such  meeting  or any adjournment  thereof.  If the inspectors  shall not be so appointed or if any of them  shall fail to appear or act,  the  chairman  of the  meeting  may  appoint inspectors.  Each  inspector,  before entering upon the discharge of his duties, shall take and sign an oath  faithfully  to execute the duties of  inspector  at such meeting with strict  impartiality and according to the best of his ability. The inspectors  shall determine the number of shares  outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies and shall receive votes, ballots or consents,  hear and determine all challenges and questions arising in connection with the right to vote,  count and  tabulate  all votes,  ballots  or  consents, determine  the result and do such acts as are proper to conduct the  election or vote with  fairness  to all  shareholders.  On  request of the  chairman  of the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any  challenge,  request or matter  determined  by them and shall execute a certificate of any fact found by them.

                                   ARTICLE III

                               BOARD OF DIRECTORS

                              -------------------

     Section 1.  General  Powers.  The Board  shall have the power to manage the business  and  affairs  of the  Corporation  in such  manner as it sees fit.  In addition to the powers and  authorities  expressly  conferred upon it, the Board may do all lawful acts which are not directed to be done by the  shareholders by statute, by the Articles or by these Bylaws.

     Section 2. Number,  Tenure and  Qualifications.  The number of directors of the  Corporation  shall not be less than one.  Each  director  shall hold office until the next annual meeting of shareholders and until a successor director has been elected and qualified,  or until the death,  resignation or removal of such director. Directors need not be residents of the State of Nevada or shareholders of the Corporation.

     Section 3. Regular Meetings.  A regular meeting of the Board shall be held, without other notice than this Bylaw, immediately after and at the same place as the annual meeting of shareholders.  The Board may provide,  by resolution,  the time and place, either within or without the State of Nevada, for the holding of additional regular meetings, without other notice than such resolution.

     Section 4. Special Meetings. Special meetings of the Board may be called by or at the request of the Chairman of the Board,  the Chief Executive  Officer or any two directors.  The person or persons authorized to call special meetings of the Board may fix any place,  either  within or without the State of Nevada,  as the place for holding any special meeting of the Board called by them.

     Section 5. Telephonic Meetings. Members of the Board and committees thereof may  participate  and be  deemed  present  at a meeting  by means of  conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time.

     Section 6.  Notice.  Notice of any  special  meeting of the Board  shall be given by telephone,  telegraph or written  notice sent by mail.  Notice shall be delivered at least one day prior to the meeting (five days before the meeting if the  meeting  is held  outside  the State of Nevada)  if given by  telephone  or telegram or if delivered personally. If notice is given by telegram, such notice shall be deemed to be delivered  when the telegram is delivered by the telegraph company.  Written  notice  may be  delivered  by mail to each  director  at such director's business or home address and, if mailed,  shall be delivered at least five days prior to the  meeting.  If mailed,  such notice  shall be deemed to be delivered  when  deposited in the United  States mail so addressed  with postage thereon prepaid. Any director may waive notice of any meeting. The attendance of a director at a meeting  shall  constitute  a waiver of notice of such  meeting, except where a director  attends a meeting for the express  purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither  the  business to be  transacted  at, nor the purpose of, any regular or  special  meeting  of the Board  need be  specified  in the notice or waiver of notice of such meeting.

     Section 7. Quorum.  A majority of the total  membership  of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, but if a quorum shall not be present at any meeting or  adjournment  thereof,  a majority of the  directors  present may  adjourn  the  meeting  without  further notice.

     Section 8. Action by Consent of All  Directors.  Any action  required to be taken,  or which may be taken at a meeting  of the Board may be taken  without a meeting,  if a consent in writing,  setting forth the action so taken,  shall be signed by all of the  directors  entitled  to vote with  respect to the  subject matter thereof. Such written consent or consents shall be filed with the minutes of the Corporation. Such action by written consent of all entitled to vote shall have the same  force  and  effect as a  unanimous  vote of such  directors  at a meeting of directors at which a quorum is present.

     Section 9. Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall be an act of the Board.

     The order of business at any regular or special  meeting of the Board shall be:

           1.   Record of those present.

           2.   Secretary's proof of notice of meeting, if notice is not waived.

           3.   Reading and disposal of unapproved minutes, if any.

           4.   Reports of officers, if any.

           5.   Unfinished business, if any.

           6.   New business.

           7.   Adjournment.

     Section 10.  Vacancies.  Any vacancy occurring in the Board by reason of an increase in the number specified in these Bylaws,  or for any other reason,  may be filled by the  affirmative  vote of a majority  of the  remaining  directors, though  less  than a quorum of the  Board  may  remain at the time such  meeting considering filling such vacancies is held.

     Section 11. Compensation.  By resolution of the Board, the directors may be paid their expenses, if any, for attendance at each meeting of the Board and may be paid a fixed sum for  attendance  at each  meeting  of the Board and a stated salary as director. No such payment shall preclude any director from serving the Corporation  in any other capacity and receiving  compensation  therefor or from receiving compensation for any extraordinary or unusual services as a director.

     Section 12.  Presumption of Assent.  A director of the  Corporation  who is present at a meeting  of the Board at which  action on any  corporate  matter is taken shall be presumed to have  assented to the action taken unless the dissent of such  director  shall be entered  in the  minutes  of the  meeting,  filed in writing  with the  person  acting as the  secretary  of the  meeting  before the adjournment  thereof or forwarded  by  registered  mail to the  Secretary of the Corporation immediately after the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 13. Executive or Other Committees. The Board, by resolution adopted by a majority of the entire Board,  may designate among its members an executive committee  and one or  more  other  committees,  each of  which,  to the  extent provided in the resolution, shall have all of the authority of the Board, but no such  committee  shall have the  authority of the Board in reference to amending the Articles,  adopting a plan of merger or  consolidation,  recommending to the shareholders  the  sale,  lease,   exchange  or  other  disposition  of  all  or substantially  all of the property and assets of the Corporation  otherwise than in  the  usual  and  regular  course  of  its  business,   recommending  to  the shareholders a voluntary dissolution of the Corporation or a revocation thereof, or amending the Bylaws.  The  designation of such  committees and the delegation thereto of  authority  shall not  operate to  relieve  the Board,  or any member thereof, of any responsibility imposed by law.

     Any action  required  to be taken,  or which may be taken at a meeting of a committee designated in accordance with this Section of the Bylaws, may be taken without a meeting,  if a consent in  writing  setting  forth the action so taken shall be signed by all those entitled to vote with respect to the subject matter thereof. Such written consent or consents shall be filed with the minutes of the Corporation.  Such action by written  consent of all entitled to vote shall have the same force and effect as a unanimous vote of such persons.

     Section 14.  Resignation of Officers or Directors.  Any director or officer may resign at any time by submitting a resignation in writing.  Such resignation takes  effect from the time of its receipt by the  Corporation  unless a date or time is fixed in the  resignation,  in which case it will take  effect from that time. Acceptance of the resignation shall not be required to make it effective.

     Section 15. Notice  Requirements for Director  Nominations.  Any nomination for  election  to the Board of  Directors  by the  stockholders  otherwise  than pursuant to Board resolution must be submitted to the Corporation's secretary no later than 25 days and no more than 60 days prior to the meeting of stockholders at which  such  nominations  are to be  submitted.  In the  event  notice of the meeting at which such  nomination  is desired to be  submitted  is not mailed or otherwise sent to the  stockholders of the Corporation at least 30 days prior to the meeting,  the  Corporation  must receive the notice of intent to nominate no later  than  seven  days  after  notice of the  meeting is mailed or sent to the stockholders  by the  Corporation.  Notices to the  Corporation's  Secretary  of intent to nominate a candidate  for  election as a director  must give the name, age, business address and principal occupation of such nominee and the number of shares of stock of the Corporation  held by such nominee within seven days after filing of the  notice,  a signed and  completed  questionnaire  relating  to the proposed nominee (which questionnaire will be supplied by the Corporation to the person  submitting  the  notice)  must  be  filed  with  the  Secretary  of  the Corporation.  Unless  this  notice  procedure  is  followed,  the  chairman of a stockholders'  meeting  may  declare  the  nomination  defective  and  it may be disregarded.

                                   ARTICLE IV

                                    OFFICERS

                                  ------------

     Section 1. Number. The officers of the Corporation shall be a president,  a secretary and a treasurer,  all of whom shall be executive  officers and each of whom shall be elected by the  Board,  and such other  officers  as the Board may designate from time to time. A Chairman of the Board, Vice Chairman of the Board and one or more Vice  Presidents  shall be  executive  officers  if the Board so determines by resolution.  Such other officers and assistant officers, as may be deemed necessary,  shall be designated administrative assistant officers and may be appointed and removed as the Chief Executive Officer decides. Any two or more offices  may be held by the same  person,  except the offices of  President  and Secretary.

     Section 2.  Election  and Term of Office.  The  executive  officers  of the Corporation,  to be elected by the Board, shall be elected annually by the Board at its first meeting held after each annual meeting of the  shareholders or at a convenient time soon thereafter.  Each executive officer shall hold office until the  resignation of such officer or until a successor  shall be duly elected and qualified,  until the death of such executive officer,  or until removal of such officer in the manner herein provided.

     Section 3. Removal.  Any officer or agent elected or appointed by the Board may be removed by the Board whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 4. Vacancies.  A vacancy in any executive  office because of death, resignation,  removal,  disqualification or otherwise may be filled by the Board for the unexpired portion of the term.

     Section  5. The  Chairman  of the Board.  If a  Chairman  of the Board (the "Chairman")  shall be elected by the Board,  the Chairman  shall  preside at all meetings of the  shareholders  and of the Board. The Chairman may sign, with the officers  authorized by the Chief Executive  Officer or the Board,  certificates for the shares of the  Corporation  and shall  perform such other duties as from time to time are  assigned  by the Chief  Executive  Officer or the  Board.  The Chairman of the Board may be elected as the Chief  Executive  Officer,  in which case the Chairman shall perform the duties  hereinafter set forth in Article IV, Section 7, of these Bylaws.

     Section  6. The  President.  The  President  may  sign,  with the  officers authorized by the Chief Executive Officer or the Board,  certificates for shares of the  Corporation and shall perform such other duties as from time to time are assigned  by the Chief  Executive  Officer or the Board.  The  President  may be elected as the Chief Executive  Officer of the  Corporation,  in which case, the President shall perform the duties  hereinafter set forth in Article IV, Section 7, of these Bylaws.

     Section 7. The Chief Executive Officer.  If no Chairman shall be elected by the  Board,  the  President  shall  be  the  Chief  Executive   Officer  of  the Corporation.  If a Chairman is elected by the Board,  the Board shall designate, as between the  Chairman  and the  President,  who shall be the Chief  Executive Officer.  The Chief  Executive  Officer shall be,  subject to the control of the Board, in general charge of the affairs of the Corporation.  The Chief Executive Officer may sign, with the other officers of the  Corporation  authorized by the Board, deeds,  mortgages,  bonds, contracts or other instruments whose execution the Board has  authorized,  except in cases  where  the  signing  and  execution thereof shall be expressly  delegated by the Board or these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed.

     Section 8. The Vice Chairman of the Board.  If a Chairman  shall be elected by the Board,  the Board may also elect a Vice  Chairman of the Board (the "Vice Chairman").  In the  absence  of the  Chairman  or in the  event of the death or inability or refusal to act of the Chairman, the Vice Chairman shall perform the duties of the Chairman and when so acting shall have all of the powers of and be subject to all of the  restrictions  upon the  Chairman.  The Vice  Chairman may sign, with the other officers  authorized by the Chief Executive  Officer or the Board,  certificates  for shares of the Corporation and shall perform such other duties as from time to time may be  assigned by the Chief  Executive  Officer or the Board.

     Section 9. The Vice  President.  In the absence of the  President or in the event of the death or  inability  or refusal to act of the  President,  the Vice President  shall perform the duties of the  President,  and when so acting shall have  all  the  powers  of and be  subject  to all  the  restrictions  upon  the President.  In the  event  there  is more  than  one  Vice  President,  the Vice Presidents  in the order  designated  at the time of their  election,  or in the absence of any designation,  then in the order of their election,  shall perform the duties of the President  and,  when so acting,  shall have all the powers of and  shall be  subject  to all the  restrictions  upon the  President.  Any Vice President may sign,  with the other officers  authorized by the Chief  Executive Officer  or the Board,  certificates  for  shares of the  Corporation  and shall perform  such  other  duties as from time to time may be  assigned  by the Chief Executive Officer or the Board.

     Section  10.  The  Secretary.  Unless  the  Board  otherwise  directs,  the Secretary shall keep the minutes of the shareholders' and directors' meetings in one or more books provided for that purpose.  The Secretary  shall also see that all notices are duly given in accordance  with the law and the provisions of the Bylaws;  be custodian of the corporate  records and the seal of the Corporation; affix the seal or direct its affixation to all documents, the execution of which on behalf of the Corporation is duly  authorized;  keep a list of the address of each  shareholder;  sign,  with  the  other  officers  authorized  by the  Chief Executive Officer or the Board, certificates for shares of the Corporation; have charge of the stock  transfer  books of the  Corporation  and perform all duties incident to the office of Secretary  and such other duties as may be assigned by the Chief Executive Officer or by the Board.

     Section 10. The Treasurer.  If required by the Board,  the Treasurer  shall give a bond for the  faithful  discharge of his duties in such sum and with such surety or  sureties  as the Board  shall  determine.  He shall  have  charge and custody of and be responsible  for all funds and securities of the  Corporation, receive and give receipts for monies due and payable to the Corporation from any source  whatsoever and deposit all such monies in the name of the Corporation in such  banks,  trust  companies  or other  depositories  as shall be  selected in accordance  with the provisions of the Bylaws.  The Treasurer may sign, with the other  officers  authorized  by  the  Chief  Executive  Officer  or  the  Board, certificates for shares of the Corporation and shall perform all duties incident to the office of  Treasurer  and such  other  duties as from time to time may be assigned by the Chief Executive Officer or the Board.

     Section 11.  Assistant  Officers.  The Chief Executive  Officer may appoint such other officers and agents as may be necessary or desirable for the business of the  Corporation.  Such other  officers  shall include one or more  assistant secretaries  and  treasurers  who shall have the power and  authority  to act in place of the officer for whom they are elected or  appointed  as an assistant in the event of the officer's  inability or  unavailability  to act in his official capacity.  The  assistant  secretary or  secretaries  or assistant  treasurer or treasurers may sign,  with the other officers  authorized by the Chief Executive Officer or the Board, certificates for shares of the Corporation.  The assistant treasurer  or  treasurers  shall,  if required by the Board,  give bonds for the faithful  discharge of their  duties in such sums and with such  sureties as the Board shall determine.  The assistant secretaries and assistant  treasurers,  in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer or the Board.

     Section 12. Salaries. The salaries of the executive officers shall be fixed by the Board and no officer  shall be prevented  from  receiving  such salary by reason of the fact that such officer is also a director of the Corporation.  The salaries of the  administrative  assistant  officers shall be fixed by the Chief Executive Officer.

                                    ARTICLE V

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

                   -------------------------------------------

     Section 1.  Contracts.  The Board may  authorize  any officer or  officers, agent or agents,  to enter into any  contract on behalf of the  Corporation  and such authority may be general or confined to specific instances.

     Section 2. Checks,  Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness, issued in the name of the Corporation,  shall be signed by such officer or officers,  agent or agents, of the  Corporation  and in such manner as shall from time to time be determined by resolution of the Board.

     Section 3. Deposits.  All funds of the Corporation  not otherwise  employed shall be deposited  from time to time to the credit of the  Corporation  in such banks, trust companies or other depositories as the Board may select.

                                   ARTICLE VI

                 CERTIFICATES FOR SECURITIES AND THEIR TRANSFER

              ---------------------------------------------------

     Section  1.   Certificates   for  Securities.   Certificates   representing securities of the Corporation (the "Securities")  shall be in such form as shall be determined by the Board. To be effective,  such  certificates  for Securities (the "Certificates")  shall be signed by (i) the Chairman or Vice Chairman or by the  President  or a Vice  President;  and (ii) the  Secretary  or an  assistant Secretary or by the Treasurer or an assistant treasurer of the Corporation.  Any of  all of the  signatures  may be  facsimiles  if  the  Certificate  is  either countersigned by the transfer agent, or countersigned by the facsimile signature of the transfer agent and  registered by the written  signature of an officer of any company  designated  by the Board as  registrar of transfers so long as that officer is not an employee of the Corporation.

     A  Certificate  signed or  impressed  with the  facsimile  signature  of an officer,  who ceases by death,  resignation or otherwise to be an officer of the Corporation  before the  Certificate is delivered by the  Corporation,  is valid though signed by a duly elected, qualified and authorized officer, provided that such  Certificate  is  countersigned  by the signature of the transfer  agent or facsimile  signature of the transfer agent of the  Corporation and registered as aforesaid.

     All Certificates shall be consecutively  numbered or otherwise  identified. Certificates shall state the jurisdiction in which the Corporation is organized, the name of the person to whom the Securities are issued, the designation of the series,  if any, and the par value of each share represented by the Certificate, or a statement  that the shares are  without par value.  The name and address of the person to whom the Securities  represented  hereby are issued, the number of Securities,  and date of issue,  shall be entered on the Security transfer books of the Corporation. All Certificates surrendered to the Corporation for transfer shall be  cancelled  and no new  Certificate  shall be issued  until the  former Certificate  for a like  number  of  shares  shall  have  been  surrendered  and cancelled, except that, in case of a lost, destroyed or mutilated Certificate, a new one may be issued  therefor upon such terms and indemnity to the Corporation as the Board may prescribe.

     Section 2. Transfer of  Securities.  Transfers of Securities  shall be made only on the security  transfer books of the  Corporation by the holder of record thereof,  by the legal  representative  of the holder who shall  furnish  proper evidence of authority to transfer,  or by an attorney  authorized  by a power of attorney which was duly executed and filed with the Secretary of the Corporation and a surrender for cancellation of the certificate for such shares.  The person in whose name Securities  stand on the books of the Corporation  shall be deemed by the Corporation to be the owner thereof for all purposes.

                                   ARTICLE VII

                                   FISCAL YEAR

                                 --------------

     The fiscal year of the Corporation shall be determined by resolution of the

Board.

                                  ARTICLE VIII

                                    DIVIDENDS

                                  ------------

     The Board may declare,  and the Corporation may pay in cash, stock or other property,  dividends on its outstanding  shares in the manner and upon the terms and conditions provided by law and its Articles.

                                   ARTICLE IX

                                      SEAL

                                     ------

     The  Board  shall  provide  a  corporate  seal,  circular  in form,  having inscribed  thereon the corporate name, the state of  incorporation  and the word "Seal." The seal on  Securities,  any  corporate  obligation to pay money or any other document may be facsimile, or engraved, embossed or printed.

                                    ARTICLE X

                                WAIVER OF NOTICE

                             ---------------------

     Whenever any notice is required to be given to any  shareholder or director of the Corporation  under the provisions of these Bylaws or under the provisions of the Articles or under the provisions of the  applicable  laws of the State of Nevada, a waiver thereof in writing, signed by the person or persons entitled to such  notice,  whether  before,  at or after the time stated  therein,  shall be deemed equivalent to the giving of such notice.

                                   ARTICLE XI

                                 INDEMNIFICATION

                              --------------------

     The  Corporation  shall have the power to indemnify any director,  officer, employee or agent of the Corporation or any person serving at the request of the Corporation as a director,  officer,  employee or agent of another  corporation, partnership,  joint  venture,  trust or other  enterprise to the fullest  extent permitted by the laws of the State of Nevada.

                                   ARTICLE XII

                                   AMENDMENTS

                                 -------------

     These Bylaws may be altered, amended, repealed or replaced by new Bylaws by the Board at any regular or special meeting of the Board.

                                  ARTICLE XIII

                  UNIFORMITY OF INTERPRETATION AND SEVERABILITY

               -------------------------------------------------

     These Bylaws  shall be so  interpreted  and  construed as to conform to the Articles  and the statutes of the State of Nevada or of any other state in which conformity  may  become  necessary  by  reason  of  the   qualification  of  the Corporation  to do business in such foreign state,  and where  conflict  between these Bylaws and the Articles or a statute has arisen or shall arise, the Bylaws shall be  considered  to be  modified  to the  extent,  but only to the  extent, conformity  shall require.  If any Bylaw provision or its  application  shall be deemed invalid by reason of the said nonconformity,  the remainder of the Bylaws shall  remain  operable  in that the  provisions  set  forth in the  Bylaws  are severable.

                                            Certified  to  be  the

                                            Bylaws      of     HAN

                                            LOGISTICS, INC.

                                            By: /s/ Kathleen M. Kennedy

                                                -------------------------------

                                                Kathleen M. Kennedy, Secretary